UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 11, 2013
Date of Report (Date of earliest event reported)

GTJ REIT, INC.
(Exact name of registrant as specified in its Charter)

Maryland	0001368757	20-5188065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	60 Hempstead Avenue
	West Hempstead, New York 11552
	(Address of principal executive offices) (Zip Code)

	(516) 693-5500
	Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e)           On December 11, 2013, GTJ REIT, Inc. (the “Company”) and Jerome Cooper, the Company’s Chairman of the Board entered into a Separation Agreement and General Release (the “Agreement”).  The Agreement provides for the payment to Mr. Cooper of an aggregate of $360,000, payable in three (3) equal annual installments of $120,000 each, commencing January 1, 2014 and continuing on the next two anniversaries thereof.  The Agreement contains, among other things, a general release in favor of the Company of all claims by Mr. Cooper which he may have against the Company which arose or accrued prior to the effective date of the Agreement.

Item 9.01                      Financial Statements and Exhibits

(a)	Exhibits

10.1  Separation Agreement and General Release dated December 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2013	GTJ REIT, INC.

By: /s/ Louis Sheinker
Louis Sheinker
President and Chief Operating Officer